UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2021

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(8604) 1182209211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2021, the Registrant entered into an amendment (the “Amendment”) to the Securities Purchase Agreement dated May 18, 2020 (the “Securities Purchase Agreement”) with two institutional investors (collectively, the “Investors”) with respect to the Additional Closing set forth in the Securities Purchase Agreement.

Pursuant to the Amendment, the aggregate principal amount of senior convertible promissory notes of the Registrant that may be purchased by the Investors at a discount was increased to $5,400,000 from $2,100,000 (the “Base Amount”) (the “Additional Notes”). The purchase price for the $5,400,000 principal amount of the notes will be $4,500,000 in cash in the aggregate and will not bear interest except upon the occurrence of an event of default. In addition, the Investors will receive warrants (the “Additional Warrants”) to purchase 720,000 additional shares of common stock of the Registrant (the “Common Stock”). The Registrant may not issue any shares of Common Stock as payment of the $3,300,000 increased face value of the Additional Notes (the “Excess Amount”) issuable pursuant to the Amendment, and the Additional Warrants will not be exercisable until such time as the Registrant shall have obtained the necessary stockholder approval.

Similar to the terms of the convertible notes that were issued in May 2020:

●	The Additional Notes are convertible at any time after stockholder approval is obtained at a base conversion price equal to $2.59 per share.

●	The floor price per share at which an Additional Note may be converted is $0.554 with respect to the Base Amount, and $0.372 with respect to the Excess Amount.

Under the terms of the Additional Warrants:

●	The Additional Warrants are exercisable at any time after stockholder approval is obtained, in whole or in part, at the option of the holders thereof, for shares of Common Stock at an exercise price of $2.845 per share.

Notwithstanding the foregoing, the Investors are prohibited from converting the Additional Notes or exercising the Additional Warrants, and any payments in shares of Common Stock of interest and principal will be held in abeyance, to the extent an Investor would beneficially own more than 4.99% (or 9.99%, if the holder elects such higher threshold) of the Registrant’s outstanding shares of Common Stock after such conversion or payment.

The Investors also have the right to elect to have the maturity date of the Additional Notes accelerated at any time on or after the first anniversary of the issuance date of the Additional Notes upon the occurrence of an Equity Conditions Failure (as defined in the Additional Notes).

In addition, the Amendment allows the Registrant to effect a Subsequent Placement (as defined in the Securities Purchase Agreement) where shares of Common Stock or securities convertible or exercisable into shares of Common Stock are issued in connection with a firm commitment underwritten public offering under certain circumstances.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of the Amendment, which is filed as Exhibits 4.1 hereto, and is incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION

On February 24, 2021, the Registrant issued a press release announcing the signing of the Amendment. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

4.1	Form of Amendment dated February 24. 2021
99.1	Press Release dated February 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2021	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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